EXHIBIT 10.1

Execution Version

TRI-PARTY AGREEMENT

THIS TRI-PARTY AGREEMENT (the “Agreement”), dated as of July 9, 2026 (the “Effective Date”), is by and among Southern Ohio Port Authority (the “Issuer”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States and having a corporate trust office in Cincinnati, OH, as successor trustee (the “Successor Trustee”), and UMB BANK, N.A., a national banking association duly organized and existing under the laws of the United States and having a corporate trust office in Minneapolis, MN, as prior trustee (the “Prior Trustee”).

RECITALS:

WHEREAS, the Issuer issued its $249,550,000 million exempt facility revenue bonds, including: (i) $219,550,000 Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” or “Senior Bonds”); (ii) $20,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds”); and (iii) $10,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and together with the Series 2020B Bonds, the “Subordinate Bonds,” and the Subordinate Bonds together with the Senior Bonds, the “Securities”) under that certain Indenture of Trust, dated as of October 1, 2020, by and between the Issuer and the Prior Trustee, as amended, restated, supplemented or otherwise modified from time to time (the “Governing Document”);

WHEREAS, as of the Effective Date, the Governing Document consists of that certain Indenture of Trust, dated as of October 1, 2020, by and between the Issuer and the Prior Trustee, and the following supplemental indentures, each by and between the Issuer, the Prior Trustee, PureCycle: Ohio LLC, PureCycle Technologies LLC, and PCTO Holdco LLC: (i) Limited Waiver and First Supplemental Indenture, dated as of March 15, 2023, (ii) Limited Waiver and Second

Supplemental Indenture, dated as of November 8, 2023, (iii) Third Supplemental Indenture, dated as of March 5, 2024, (iv) Fourth Supplemental Indenture, dated as of March 25, 2024, (v) Fifth Supplemental Indenture, dated as of June 14, 2024, (vi) Sixth Supplemental Indenture, dated as of October 25, 2024, and (vii) Seventh Supplemental Indenture, dated as of December 26, 2025;

WHEREAS, the Securities are currently outstanding under the Governing Document in the aggregate principal amount of $222,125,000;

WHEREAS, all capitalized terms used but not defined herein have the meanings ascribed thereto in the Governing Document;

WHEREAS, the Prior Trustee was appointed as Trustee pursuant to Section 9.01 of the Governing Document and the Prior Trustee accepted the duties and obligations of the Trustee and the trusts imposed upon it by the Governing Document, subject to the terms and conditions set forth in Section 9.01(b) of the Governing Document, and accepted and entered into each of the Security Documents and other Financing Documents to which it is a party;

WHEREAS, the Issuer designated the Prior Trustee as Paying Agent and Bond Registrar for and in respect of the Securities pursuant to Section 9.11 of the Governing Document and, by executing the Governing Document, the Prior Trustee signified its agreement to act as Paying Agent and Bond Registrar;

WHEREAS, Section 9.07 of the Governing Document provides that the Trustee may be removed at any time, without cause, by the Majority Holders upon giving not less than 60 days’ prior written notice by an instrument which is (a) signed by the Majority Holders, (b) specifies the date on which such removal shall take effect and the name and address of the successor Trustee and (c) is delivered to the Trustee, the Issuer and the Company, effective upon the acceptance by a successor Trustee of its appointment as successor Trustee made pursuant to Section 9.08 of the Governing Document;

WHEREAS, removal of the Prior Trustee shall not affect any past due and owing fees, expenses and indemnification pursuant to Section 9.02 of the Governing Document;

WHEREAS, the Majority Holders have removed the Prior Trustee and appointed the Successor Trustee as successor Trustee to succeed the Prior Trustee under the Governing Document, including (without limitation) in the Prior Trustee’s capacity as Trustee, Paying Agent and Bond Registrar, and as such, as Trustee or Secured Party under the other Financing Documents;

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee under the Governing Document, and in such capacity as successor Trustee or Secured Party under the other Financing Documents; and

WHEREAS, the Successor Trustee complies with the requirements of Section 9.08(c) of the Governing Document and is authorized to accept and execute trusts of the character set forth in the Governing Document under the laws of the United States and to perform under the other Financing Documents;

NOW, THEREFORE, the Issuer, the Prior Trustee and the Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

1
THE PRIOR TRUSTEE

1.1
Pursuant to Section 9.07 of the Governing Document, Majority Holders have by written instrument notified Prior Trustee that Prior Trustee is removed as Trustee, Paying Agent and Bond Registrar under the Governing Document, effective as of the Effective Date.
1.2
Prior Trustee hereby represents and warrants to Successor Trustee that:

(a) Following the Effective Date, Prior Trustee will hold no moneys or securities under the Governing Document or any other Financing Document.

(b) As of the Effective Date, $222,125,000 in aggregate principal amount of the Securities are outstanding and interest has been paid through June 1, 2026, the most recent date on which interest was required to be paid in accordance with the terms of such Securities.

(c) The registers in which it has registered and transferred registered Securities accurately reflect the aggregate principal amount of Securities issued and Outstanding and the amounts payable thereon.

(d) This Agreement has been duly authorized, executed and delivered on behalf of Prior Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(e) Without independent investigation, except as has been provided to Successor Trustee, no responsible officer of Prior Trustee’s corporate trust department has received written notice from Issuer or any holder that a default or any event which, after notice or lapse of time or both, would become an event of default under the Governing Document has occurred and is continuing.

(f) To the best knowledge of responsible officers of Prior Trustee’s corporate trust department, the Holders of the Securities have not appointed a successor Trustee under the Governing Document other than as stated in the Trustee Removal Instrument and this Agreement.

1.3
Prior Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Prior Trustee in and to the trust under the Governing Document, all funds and other assets held in trust under the Governing Document and all the rights, privileges, responsibilities, powers, trusts, obligations and duties of the Trustee under the Governing Document and any related agreement and all Financing Documents (including, without limitation, as Trustee, Paying Agent and Bond Registrar), including, without limitation, all of its rights to, and all of its security interests in and liens upon, the collateral, if any, and all other rights of Prior Trustee with respect to the collateral, if any, pursuant to the Financing Documents. As such, as of the Effective Date, the Prior Trustee shall be discharged from its duties and obligations in its capacity as Trustee (including, without limitation, as Paying Agent and Bond Registrar) under the Governing Document and all Financing Documents. Prior Trustee shall, at the sole expense of the Company, execute and deliver such further instruments and shall take such further actions as are customary and as Successor Trustee may reasonably request so as to more fully and certainly vest and confirm in Successor Trustee all the rights, title, interests, capacities, privileges, responsibilities, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Bond Registrar and signatory to any other Financing Document; provided, that the Company shall have reimbursed Prior Trustee for all of its out-of-pockets expenses in connection with any actions taken in connection with this Section 1.3. The Majority Holders, by executing the Acknowledgment and Approval attached hereto, hereby acknowledge and approve all actions taken, and which may be taken from time to time, by the Prior Trustee and Successor Trustee pursuant to this Section 1.3.

1.4 Prior Trustee shall deliver to Successor Trustee, as of or promptly after the Effective Date, a copy of all of the documents listed on Exhibit Ahereto. Prior Trustee represents and warrants that such documents as it shall deliver to Successor Trustee constitute all of the documents in its possession responsive to the items listed in Exhibit A.

2
THE ISSUER

2.1 Pursuant to the written instrument dated April 4, 2025, a copy of which is attached hereto as Exhibit B and which comprises the Trustee Removal Instrument and the Successor Trustee Appointment Instrument (each as described below), the Majority Holders have removed the Prior Trustee as Trustee, Paying Agent and Bond Registrar under the Governing Document, effective as of the Effective Date, and have appointed the Successor Trustee as Trustee, Paying Agent and Bond Registrar under the Governing Document, effective as of the Effective Date. Pursuant to a Resolution duly passed by the Board of Directors of the Issuer on June 12, 2024, a copy of which is attached hereto as Exhibit C (the “Issuer’s Resolution”), the Issuer has authorized, approved, and accepted the removal of the Prior Trustee pursuant to, and in accordance with, the terms of the Governing Document, has authorized, approved and accepted the appointment of the Successor Trustee pursuant to, and in accordance with, the terms of the Governing Document, and has authorized the Chair of the Board, the Vice-Chair of the Board, or the Executive Director of the Issuer, alone or together with the Secretary-Treasurer of the Issuer (each, an “Issuer’s Authorized Representative” and, together the “Issuer’s Authorized Representatives”), to execute, deliver, approve, and accept any agreements, contracts, notices and other instruments on behalf of the Issuer to effect the removal of the Prior Trustee and the appointment of the Successor Trustee (as successor Trustee and/or as temporary Trustee if necessary and appropriate), in accordance with the Governing Document, including without limitation a “Trustee Removal Instrument,” a “Successor Trustee Appointment Instrument,” a

“Successor Trustee Acceptance Instrument,” a “Temporary Trustee Appointment Instrument” (if necessary and appropriate), a “Trust Estate Transfer Instrument” (each as defined in the Issuer’s Resolution), and this Agreement. The Trustee Removal Instrument also comprises the Successor Trustee Appointment Instrument. This Agreement also comprises the Successor Trustee Acceptance Instrument and the Trust Estate Transfer Instrument. Each of the Issuer’s Representatives, any of them acting alone, has been further authorized in the Issuer’s Resolution to take such further actions and to execute, deliver, approve and accept any agreements, contracts, amendments, supplements, restatements, certifications, financing statements, assignments, notices, acceptances, approvals, instruments or other documents that are necessary or appropriate to further the purposes of the Issuer’s Resolution, as may be required by the Governing Document or the Act, or as may be required for the interest on the Securities (other than the Series 2020C Bonds) to be excludible from gross income for federal tax purposes.

2.2 The Successor Trustee as Trustee, Paying Agent and Bond Registrar under the Governing Document and the Financing Documents shall succeed to all the rights, title, interests, capacities, privileges, responsibilities, powers, trusts and duties of Prior Trustee under the Governing Document and the Financing Documents with like effect as if (a) originally named as Trustee, Paying Agent and Bond Registrar in the Governing Document, and (b) originally named as Trustee or Secured Party in any Financing Document, such appointment being effective as of the Effective Date.

2.3 Promptly after the Effective Date, Successor Trustee shall cause a notice, substantially in the form of Exhibit D attached hereto, to be mailed to all parties required under the Governing Document and published in accordance with the provisions of Section 9.08 of the Governing Document, the Continuing Disclosure Agreement, and Section 2.4(b)(vi)(XIV) of the Loan Agreement.

2.4 Issuer hereby represents and warrants to Prior Trustee and Successor Trustee that:

(a) Issuer is a port authority and a body corporate and politic duly organized under the laws of the State of Ohio.

(b) The original Governing Document and each Supplemental Indenture was validly and lawfully executed and delivered by Issuer and is in full force and effect and the Securities were validly issued by Issuer.

(c) Issuer has performed or fulfilled prior to the date hereof and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Governing Document and other Financing Documents required to be performed or fulfilled by Issuer.

(d) To the best of Issuer’s knowledge, no event has occurred and is continuing which is, or after notice or lapse of time would become, an event of default under the Governing Document or any other Financing Document to which Issuer is a party.

(e) No covenant or condition contained in the Governing Document has been waived by Issuer or, to the best of Issuer’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver, other than as provided in the First Limited Waiver and the Second Limited Waiver, or as otherwise may be effected by the Supplemental Indentures, copies of which have been provided to the Successor Trustee.

(f) There is no action, suit or proceeding pending or, to the best of Issuer’s knowledge, threatened against Issuer before any court or any governmental authority arising out of any act or omission of Issuer under the Governing Document or any other Financing Document.

(g) This Agreement has been duly authorized, executed and delivered on behalf of Issuer and constitutes its legal, valid and binding obligation, enforceable against Issuer in accordance with its terms.

(h) All conditions precedent requiring action by Issuer relating to the appointment of Successor Trustee, as successor Trustee under the Governing Document, have been complied with by Issuer.

3
THE SUCCESSOR TRUSTEE

3.1 Successor Trustee hereby represents and warrants to Prior Trustee and to Issuer: that:

(a) Successor Trustee is eligible under the provisions of Section 9.08(c) and 9.09 of the Governing Document to act as Trustee under the Governing Document.

(b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

3.2 Successor Trustee hereby accepts its appointment as successor Trustee, Paying Agent and Bond Registrar under the Governing Document and accepts the assets, all the rights, title, interests, capacities, privileges, responsibilities, powers, trusts and duties of Prior Trustee as Trustee, Paying Agent and Bond Registrar under the Governing Document, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Bond Registrar under the Governing Document. Successor Trustee hereby accepts, as successor Trustee under the Governing Document, all the assets, rights, title, interests, capacities, privileges, responsibilities, powers, trusts and duties of Prior Trustee as Trustee and/or Secured Party under the Financing Documents, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee and/or Secured Party under the Financing Documents. Successor Trustee shall execute and deliver such further instruments and shall do all things as Bond Counsel may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, title and interests, capacities, privileges, responsibilities, powers, trusts and duties hereby assigned, transferred and delivered and confirmed by Prior Trustee and accepted by Successor Trustee as Trustee, Paying Agent and Bond Registrar under the Governing Document and as Trustee and/or Secured Party under any other Financing Document, including (without limitation), within one week of the Effective Date, (i) filing with the Secretary of State of the State of Ohio or with the Secretary of State of the State of Delaware, as indicated, the UCC-3 Financing Statements substantially in the forms attached hereto as Exhibit E and (ii) recording an executed copy of this Agreement with the Lawrence County, Ohio Recorder, where the Mortgage was recorded as File # 2020-00006388, Book 1054, Page 548-572.

3.3 References in the Governing Document to “Principal Office” or other similar terms shall be deemed to refer to the designated corporate trust office of Successor Trustee, which is presently located at:

U.S. Bank Trust Company, National Association

425 Walnut Street

Cincinnati, OH 45202

Attn: Corporate Trust

or such other address as may be specified, where notices and demands to or upon Issuer in respect of the Securities may be served.

CONDITIONS PRECEDENT

3.4 The obligations of the parties hereto set forth herein shall become effective immediately upon the date when each of the following conditions shall first have been satisfied:

(I)
the Prior Trustee, the Successor Trustee, and the Issuer, shall have executed and delivered this Agreement and the Majority Holders shall have executed and delivered the Acknowledgement and Approval attached to this Agreement; and
(II)
the Prior Trustee shall have received from the Company payment in immediately available funds of all reasonable costs and expenses, and all fees and other amounts due and payable to it as the Prior Trustee through the Effective Date in accordance with the terms of the Financing Documents and this Agreement (including reasonable and documented fees and expenses of counsel).

4
 MISCELLANEOUS

4.1 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Governing Document shall have the meanings assigned to them in the Governing Document.

4.2 This Agreement does not constitute an assumption by Successor Trustee of any liability of Prior Trustee arising out of any action or inaction by Prior Trustee in the performance of its duties under the Governing Document prior to the Effective Date and the Prior Trustee shall bear no responsibility or liability arising out of any action or inaction by the Successor Trustee in the performance of its duties under the Governing Document from and after the Effective Date.

4.3 As of the Effective Date, notwithstanding anything herein or in any Financing Document to the contrary, all provisions of the Governing Document and any other Financing Document (including, without limitation, the provisions of Article IX of the Governing Document) providing for the payment of fees and expenses of, and providing rights, protections, privileges, immunities, exculpations, and indemnities for the benefit of, the Prior Trustee shall survive the Prior Trustee’s removal hereunder and shall inure to the benefit of the Prior Trustee in respect of any action taken or omitted to be taken by it while the Prior Trustee acted as Trustee (or Paying Agent, Bond Registrar or any other capacity) under the Financing Documents. This Agreement does not constitute a waiver or assignment by Prior Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Governing Document or any other Financing Document. Without limitation of any of the foregoing, Issuer acknowledges that its obligation set forth in Section 9.02 of the Governing Document to indemnify Prior Trustee shall survive the execution hereof.

4.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws principles thereof. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

4.5 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original Agreement for all purposes. Each faxed, scanned, or photocopied manual signature, or other electronic signature (including, among others, via DocuSign, Orbit, Adobe Sign, or other electronic signature provider acceptable to the parties hereto) shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

4.6 Issuer acknowledges that, in accordance with Section 326 of the USA Patriot Act, Successor Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Successor Trustee. Issuer agrees that it will provide Successor Trustee with such information as it may request in order for Successor Trustee to satisfy the requirements of the USA Patriot Act.

4.7 This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Agreement.

4.8 This Agreement shall be binding upon and inure to the benefit of Issuer, Prior Trustee and Successor Trustee and their respective successors and assigns.

4.9 The parties agree as of the Effective Date, all references to Prior Trustee as trustee in the Governing Document shall be deemed to refer to Successor Trustee.

4.10 Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to Issuer:

Southern Ohio Port Authority

602 7th Street, Room 404

Portsmouth, OH 45662

Attn: Chairperson

If to Prior Trustee:

UMB Bank, N.A.

120 South 6th Street, Suite 1400

Minneapolis, Minnesota 55402

Attn: Corporate Trust

If to Successor Trustee:

U.S. Bank Trust Company, National Association

425 Walnut Street

Cincinnati, OH 45202

Attn: Corporate Trust

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Tri-Party Agreement to be duly executed, all as of the day and year first above written.

SOUTHERN OHIO PORT AUTHORITY, as Issuer

By: /s/ Ryan Brown

Name: Ryan Brown

Title: Chair of the Board

STATE OF OHIO	)
	)	SS:
COUNTY OF SCIOTO	)

Before me, a notary public, in and for said State and County, personally appeared this 20th day of June, 2026, Ryan Brown, Chair of the Board of the Southern Ohio Port Authority, who acknowledged before me that he/she did execute the foregoing instrument as his/ her free and voluntary act and deed in such capacity for and on behalf of the Southern Ohio Port Authority. This is an acknowledgment clause. No oath or affirmation was administered to signer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 20th day of June, 2026.

/s/ Michael E. Payton Michael E. Payton Notary Public, State of Ohio Notary Public My Commission Expires: 4-23-2030

UMB BANK, N.A., as Prior Trustee

By: /s/ Michael G. Slade

Name: Michael G. Slade

Title: Senior Vice President

STATE OF Minnesota	)
	)	SS:
COUNTY OF Hennepin	)

Before me, a notary public, in and for said State and County, personally appeared this 18th day of June, 2026, Michael G. Slade, Senior Vice President of UMB Bank, N.A., as prior trustee, who acknowledged before me that he/she did execute the foregoing instrument as his/ her free and voluntary act and deed in such capacity for and on behalf of UMB Bank, N.A., as prior trustee. This is an acknowledgment clause. No oath or affirmation was administered to signer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 18th day of June, 2026.

/s/ Gerald Kwok Gerald Kwok Notary Public - Minnesota My Comm. Exp: January 31, 2029

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Successor Trustee

By: /s/ Mark DiGiacomo

Name: Mark DiGiacomo

Title: Vice President

STATE OF New Jersey	)
	)	SS:
COUNTY OF Middlesex	)

Before me, a notary public, in and for said State and County, personally appeared this 15th day of June, 2026, Mark DiGiacomo, Vice President of U.S. Bank Trust Company, National Association, as successor trustee, who acknowledged before me that he/she did execute the foregoing instrument as his/ her free and voluntary act and deed in such capacity for and on behalf of U.S. Bank Trust Company, National Association, as successor trustee. This is an acknowledgment clause. No oath or affirmation was administered to signer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 15th day of June, 2026.

/s/ Christina Bruno Christina Bruno Notary Public of New Jersey Commission #50165624 My Commission Expires 08/09/2026

ACKNOWLEDGEMENT AND APPROVAL

Each person, in his corporate capacity, signing below hereby acknowledges and approves all actions taken, and which may be taken from time to time, by the Prior Trustee and Successor Trustee pursuant to the foregoing Tri-Party Agreement and hereby directs the Prior Trustee to execute and deliver such Tri-Party Agreement and any related documents, and each further certifies that to the best of his knowledge and belief as of the Effective Date of the Tri-Party Agreement, PureCycle Technologies LLC and Pure Plastic LLC, respectively, own the respective Bonds indicated below:

Owner	CUSIP	Par
PureCycle Technologies LLC	84355A AC6	$75,635,000
Pure Plastic LLC	84355A AB8	$35,365,000
Pure Plastic LLC	84355A AC6	$56,260,000
Total Aggregate Principal Amount of Series 2020A Bonds held by signatories		$167,260,000
Total Aggregate Principal Amount of Series 2020A Bonds Outstanding		$203,845,000
Percentage of Aggregate Principal Amount of Series 2020A Bonds held by signatories		82.05%

[Signature pages to follow]

PURECYCLE TECHNOLOGIES LLC

By: /s/ Donald Carpenter

Name: Donald Carpenter

Title: Chief Financial Officer

STATE OF Texas	)
	)	SS:
COUNTY OF Harris	)

Before me, a notary public, in and for said State and County, personally appeared this 1st day of July, 2026, Donald R. Carpenter, Chief Financial Officer of PureCycle Technologies LLC, a Delaware limited liability company, who acknowledged before me that he did execute the foregoing instrument as his free and voluntary act and deed in such capacity for and on behalf of PureCycle Technologies LLC. This is an acknowledgment clause. No oath or affirmation was administered to signer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 1st day of July, 2026.

/s/ Andrea Garza

Andrea Garza

Notary Public, State of Texas

Comm. Expires 09-24-2026

Notary ID 131735176

PURE PLASTIC LLC

By: /s/ Daniel Gibson

Name: Daniel Gibson

Title: Managing Partner

STATE OF ___________	)
	)	SS:
COUNTY OF _________	)

Before me, a notary public, in and for said State and County, personally appeared this ___ day of ________________, 2026, _____________________________, ____________________ of Pure Plastic LLC, a Delaware limited liability company, who acknowledged before me that he did execute the foregoing instrument as his free and voluntary act and deed in such capacity for and on behalf of Pure Plastic LLC. This is an acknowledgment clause. No oath or affirmation was administered to signer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this ___ day of ________________, 2026.

Notary Public